UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8 , 2010

Commission File Number:   000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
371454128
(IRS Employer Identification No.)

3160 Pinebrook Road, Park City, Utah, 84098
(Address of principal executive offices)

435-645-2100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 8, 2010, Richard A. Jacobsen, a member of the Company's Board of Directors, resigned from the Board due to the potential conflict that arose when International Periodical Distributors Association (IPDA) became a customer of the Company. Mr. Jacobsen is President and CEO of Time Retail Sales and Marketing which is a member of IPDA, and also a recent customer of the Company. There were no disagreements between the Company and Mr. Jacobsen on any matters involving accounting policies or practices, or any other matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.
Date:   July 15, 2010
By:	/s/ Randy Fields

Name: Randy Fields
Title: Chief Executive Officer